Exhibit 99.1

Armstrong World Industries to Attend Jefferies Industrials Conference

LANCASTER, Pa., Aug. 3, 2021 – Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, will be hosting investor meetings with senior management at the Jefferies Industrial Conference tomorrow, Aug. 4. In connection with this event, the company has posted an updated Investor Presentation on its website. The presentation can be accessed on the Investor Relations page at armstrongceilings.com.

Contacts

Investors:Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354

Media:Jennifer Johnson, jenniferjohnson@armstrongceilings.com or (866) 321-6677

About Armstrong

Armstrong World Industries, Inc. (AWI) is a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With $937 million in revenue in 2020, AWI has approximately 2,800 employees and a manufacturing network of 15 facilities, plus six facilities dedicated to its WAVE joint venture. For more information, visit armstrongceilings.com.

Source: Armstrong World Industries

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com